Exhibit 99.1

News Release

TRANSACTION SYSTEMS ARCHITECTS INC
224 SOUTH 108 AVENUE
OMAHA, NEBRASKA 68154
402.334.5101
FAX 402.390.8077

For more information contact:
William J. Hoelting
Vice President, Investor Relations
402.390.8990

FOR IMMEDIATE RELEASE

Transaction Systems Architects to Combine Business Units

(OMAHA, Neb. — October 5, 2005)—Transaction Systems Architects, Inc. (Nasdaq: TSAI), today announced a restructured, highly focused organization, combining its three business units into one operating unit under the ACI Worldwide name. ACI Worldwide had been TSA’s largest business unit, with nearly 78 percent of the Company’s revenues over the past twelve months.

“In my seven months with the Company, we have been working hard with the Board of Directors to assess how we best organize to leverage the market opportunities in front of us,” said Philip G. Heasley, Chief Executive Officer. “In examining the market, our opportunities and our organization, we felt that creating a single operating unit would give us the best opportunities for focus, operating efficiency and strategic acquisition integration.”

“As the financial services market moves towards more convergence of electronic payments, TSA is uniquely positioned to serve that trend, with solutions for consumer payments, corporate payments and heterogeneous systems connectivity and management,” added Heasley. “The assets of ACI Worldwide, IntraNet Worldwide and Insession Technologies represent market-leading solutions for supporting enterprise-level electronic payments needs. We believe this new organization will position us to better focus these assets to deliver end-to-end payments solutions to banks, retailers and payment processors.”

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ACI Worldwide will be the Company’s market brand and global footprint. Staff from the IntraNet Worldwide and Insession Technologies units will be integrated into the new organization, to be organized into the following line and staff functions:

1.	Line organizations:
•	Product, to be headed by Mark R. Vipond. Mr. Vipond is a 20-year veteran with the Company, and served previously as President of ACI Worldwide.
•	Americas, to be headed by Anthony J. Parkinson. Mr. Parkinson is a 21-year veteran with the Company, and served previously as President of Insession Technologies.
•	Europe, Middle East and Africa (EMEA), to be headed by Richard N. Launder. Mr. Launder is a 12-year veteran with the Company, and continues in his role as EMEA channel head.
•	Asia/Pacific (A/P), to be headed by Donald G. McLarty. Mr. McLarty is a 12-year veteran with the Company, and continues in his role as A/P channel head.
•	A new “Software as a Service” group, with a new leader to be identified.

2.	Staff organizations:
•	Technology Strategy, to be headed by Charles H. Linberg. Mr. Linberg is an 18-year veteran with the Company, and continues in his role as Chief Technology Officer.
•	Marketing and Business Development, to be headed by Jeffrey S. Hale. Mr. Hale is an 18-year veteran with the Company, and previously served as Chief Marketing Officer for ACI Worldwide.
•	Finance, to be headed by David R. Bankhead. Mr. Bankhead has been with the Company since 2003, and continues in his capacity as Chief Financial Officer.
•	Legal, to be headed by Dennis P. Byrnes. Mr. Byrnes has been with the Company since 2003, and continues in his capacity as General Counsel.
•	Administration, to be headed by David N. Morem. Mr. Morem joined the Company in 2005, previously serving in operational roles at GE, Bank One and US Bank.

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Each organization will be tasked with supporting the complete range of the Company’s products and services, either globally or in their geographic theater. The new “Software as a Service” group will be expected to develop new businesses and market-entry vehicles where the Company sells a service directly to end-user banks, retailers or processors. The Company’s proven software assets and expertise are expected to give this new group the leverage necessary to develop new revenue sources and customers for ACI.

“We are integrating the three business units across key operating functions, including product, sales, marketing and support,” said Heasley. “We believe the efficiencies we gain from these changes will position us to yield enhanced operating margins, better process standardization and allow for increased investment in solutions research and development. Specific areas in which we are currently seeking to invest include enterprise fraud detection, chip-based solutions and our new “Software as a Service” business. Enterprise payments convergence, risk management and deployment of new services are key priorities for our customers.”

The Company currently expects annual pre-tax savings from this move to be in the range of $6.4 million to $6.7 million. During the fourth quarter of fiscal 2005, the Company currently expects one-time charges from this restructuring of approximately $1.2 million. During fiscal 2006, the Company expects to incur an additional $2.1 million to $2.8 million in one-time restructuring costs offset by first year savings of $5.8 million to $6.0 million.

In addition, the Company announced that Dennis D. Jorgensen, President of IntraNet Worldwide, will be retiring, coincident with the restructuring. “We will miss Dennis and want to thank him for his service to the company,” said Heasley. “I leave the TSA corporate family with nothing but good memories,” said Jorgensen. “I wish the company, along with its employees, customers and partners, the very best.”

“In my brief tenure as CEO of TSA, I am even more firmly convinced that TSA offers a unique value proposition to the largest payment processing entities in the world,” added Heasley. “We

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believe these organizational changes will better position us to take advantage of the market opportunity, and distance ourselves from other market alternatives.”

TSA currently anticipates providing revenue and earnings guidance for fiscal 2006, including the estimated effects of these changes, during its fourth quarter earnings call on October 25, 2005.

The Company will hold a conference call at 4:30 p.m. EDT (3:30 p.m. CDT) on October 6, 2005 to discuss this corporate restructuring. Interested persons may access a real-time audio broadcast of the teleconference at: www.tsainc.com/investors.

About Transaction Systems Architects, Inc.
The Company’s software facilitates electronic payments by providing consumers and companies access to their money. Its products are used to process transactions involving credit cards, debit cards, secure electronic commerce, mobile commerce, smart cards, secure electronic document delivery and payment, checks, high-value money transfers, bulk payment clearing and settlement, and enterprise e-infrastructure. The Company’s solutions are used on more than 1,875 product systems in 84 countries on six continents. For more information, visit Transaction Systems Architects, Inc. on the Internet at www.tsainc.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally include words or phrases such as “expects,” believes,”“will,”“should,”“seeking,” and words and phrases of similar impact. Forward-looking statements in this press release include, but are not limited to, statements related to:

•	the new organization allowing the Company to better focus its assets to deliver end-to-end payments solutions;
•	the anticipated integration of the Company’s three business units;
•	the expectation that the efficiencies gained from the organizational changes will result in improved operating margins, process standardization and increased R&D spending;
•	the prospects and expectations for the newly-established “Software as a Service” group;
•	the expectations relating to ongoing savings, one-time costs and the financial impact and timing of the restructuring;
•	the organizational changes positioning the Company to take advantage of market opportunities;
•	and any other statement that does not relate strictly to historical or current facts.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. Factors that could cause or contribute to such differences include, but are not limited to: unanticipated delays or difficulties in completing the restructuring; additional costs and expenses that could be incurred in connection with the restructuring; the ability to effectively consolidate the sales, product development, administrative functions and other functions of the Company’s three business units; potential loss of , and failure to replace, any significant customer; costs and uncertainties relating to the launch of the “Software as a Service” business; distraction and unanticipated loss of management and key sales and software development personnel time and attention as a result of the restructuring; and other factors identified in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K filed on December 14, 2004, the Company’s Form 10-Q/A filed on February 18, 2005, the Company’s Form 10-Q filed on May 10, 2005, and the Company’s Form 10-Q filed on August 9, 2005.

Any or all of the forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many of these factors will be important in determining the Company’s actual future results. Consequently, no forward-looking statement can be guaranteed. Actual future results may vary materially from those expressed or implied in any forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statement after the date of this release.

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